Exhibit 99.1
RPM REPORTS RECORD FIRST-QUARTER FISCAL 2009 RESULTS
•	Net income increases modestly; sales up 6%

•	Industrial segment continues double-digit sales and EBIT gains; consumer segment posts declines in both

•	Fiscal 2009 guidance now reflects a range of $1.75-$1.85 per share versus previous guidance of $1.85 per share
MEDINA, Ohio — October 9, 2008 — RPM International Inc. (NYSE: RPM) today reported record sales, net income and diluted earnings per share for its fiscal 2009 first quarter ended August 31, 2008. Sales and earnings growth in the company’s industrial segment offset declines in sales and earnings by the consumer segment.
First-Quarter Results
Record first-quarter net sales of $985.5 million increased 5.9% over the $930.3 million reported a year ago. Acquisitions contributed 3.7% of total sales growth over last year’s first quarter, while organic sales growth accounted for 2.2% of the increase, including 2.3% in net foreign exchange gains.
First-quarter net income was a record $69.5 million, up 1.8% over the $68.3 million reported in the 2008 first quarter. Record first-quarter diluted earnings per share were $0.54, up 1.9% from $0.53 in the year-ago period.
“Results were in line with our expectations, which anticipated continuing strength in our industrial segment, particularly in overseas markets, weak domestic market conditions for our consumer segment and raw material cost pressure in both segments,” stated Frank C. Sullivan, president and chief executive officer. “As expected, we are seeing relatively greater contributions from price increases, favorable foreign exchange and prior-year acquisitions than from unit volume growth in many of our businesses,” he stated.
Consolidated earnings before interest and taxes (EBIT) were $110.9 million, down 1.7% from the $112.9 million reported in the fiscal 2008 first quarter.
First-Quarter Segment Sales and Earnings
RPM’s industrial segment continued a strong growth trend that began in calendar 2005, with sales for the quarter increasing 14.6% to $697.6 million from $608.6 million in the fiscal 2008 first quarter. Of the increase, 8.8% resulted from acquisitions, while 5.8% was organic, including 3.0% in net favorable foreign exchange gains. Industrial EBIT grew 13.9% to $91.6 million from $80.4 million a year ago.
“Industrial product demand continued to be driven by worldwide strength in end markets that include petrochemical, power generation, infrastructure improvement, pharmaceuticals and health care. Organic and acquisition-related growth in Europe and Latin America provided stronger levels of sales activity than did our domestic markets,” stated Sullivan.

RPM Reports First-Quarter Fiscal 2009 Results
October 9, 2008

Consumer segment sales declined 10.5% in the 2009 first quarter, to $287.9 million from $321.7 million. Of the decline, 5.7% was related to the loss of prior-year sales from the company’s Bondo subsidiary, which was sold in the second quarter of fiscal 2008. Organic sales declined 4.8%, including a net foreign exchange gain of 0.9%.
EBIT for the consumer segment decreased 20.8% to $34.6 million from $43.7 million a year ago. “Sales in all of our major consumer businesses were below prior-year levels. The fact that we are holding market share in our core consumer product lines demonstrates the extent of the overall weakness in consumer markets. Our new, high value-added consumer products recently launched by Rust-Oleum and DAP are enjoying good initial market acceptance, but their full potential impact on sales and EBIT has not yet been reached, as broad-based distribution of both product lines occurred early in the first quarter,” Sullivan stated.
Cash Flow and Financial Position
RPM businesses had negative cash flow from operations of $12.4 million in the fiscal 2009 first quarter, compared to negative cash from operations of $3.0 million in the fiscal 2008 first quarter. Capital expenditures for the first quarter increased to $12.2 million from $5.5 million a year ago. Depreciation for the quarter was $16.4 million.
Total debt of $972.5 million at August 31, 2008 compares to total debt of $1,024.1 million in the prior year. Debt-to-total capital net (of cash) was 37.9%, versus 43.1% at last year’s first quarter and 42.6% at May 31, 2008. Liquidity, including cash, was $548 million as of August 31, 2008, compared to $442.7 million at August 31 last year. “This strong capital structure puts us in an excellent position to support ongoing operating activities and our acquisition program, particularly in this volatile credit and capital markets environment,” stated Sullivan.
Year-over-year asbestos indemnity and defense costs declined nearly 30% to $16.0 million from $22.8 million a year ago, reflecting the completion of prior-year transitional expenses. The company’s total accrued asbestos liabilities are $543.7 million.
Business Outlook
“Our first-quarter results are in line with our internal plan. The impact of price increases during the first quarter, along with rigorous cost controls, should help going forward. However, deterioration in the broader economy, as a result of the unprecedented turmoil in the capital markets, suggests that the balance of the year will be more volatile and difficult than we anticipated just a few weeks ago. This, coupled with the benefit of our prior fiscal year tax benefit, which may not be repeated in fiscal 2009, weak domestic market conditions for our consumer segment and raw material cost pressure in both segments, has caused us to be more cautious in our outlook. We now believe our full-year results will be more likely in the range of $1.75 to $1.85 per share for the fiscal year ending May 31, 2009. This compares to $1.75 per diluted share in our prior fiscal year, excluding an asbestos charge and a resultant lower effective tax rate,” stated Sullivan.

RPM Reports First-Quarter Fiscal 2009 Results
October 9, 2008

Webcast and Conference Call Information
Management will host a conference call to further discuss these results beginning at 10:00 a.m. EDT today. The call can be accessed by dialing 866-713-8562 or 617-597-5310 for international callers. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. The call, which will last approximately one hour, will be open to the public, but only financial analysts will be permitted to ask questions. The media and all other participants will be in a listen-only mode.
For those unable to listen to the live call, a replay will be available from approximately 12:00 p.m. EDT on October 9, 2008 until 11:59 p.m. EDT on October 16, 2008. The replay can be accessed by dialing 888-286-8010 or 617-801-6888 for international callers. The access code is 99453127. The call also will be available both live and for replay, and as a written transcript, via the Internet on the RPM web site at http://www.rpminc.com.
About RPM
RPM International Inc., a holding company, owns subsidiaries that are world leaders in specialty coatings and sealants serving both industrial and consumer markets. RPM’s industrial products include roofing systems, sealants, corrosion control coatings, flooring coatings and specialty chemicals. Industrial brands include Stonhard, Tremco, illbruck, Carboline, Day-Glo, Euco and Dryvit. RPM’s consumer products are used by professionals and do-it-yourselfers for home maintenance and improvement, boat repair and maintenance, and by hobbyists. Consumer brands include Zinsser, Rust-Oleum, DAP, Varathane and Testors.
For more information, contact P. Kelly Tompkins, executive vice president — administration and chief financial officer, at 330-273-5090 or ktompkins@rpminc.com.
# # #
This press release contains “forward-looking statements” relating to our business. These forward-looking statements, or other statements made by us, are made based on our expectations and beliefs concerning future events impacting us, and are subject to uncertainties and factors (including those specified below) which are difficult to predict and, in many instances, are beyond our control. As a result, our actual results could differ materially from those expressed in or implied by any such forward-looking statements. These uncertainties and factors include (a) general economic conditions; (b) the price, supply and capacity of raw materials, including assorted pigments, resins, solvents and other natural gas- and oil-based materials; packaging, including plastic containers; and transportation services, including fuel surcharges; (c) continued growth in demand for our products; (d) legal, environmental and litigation risks inherent in our construction and chemicals businesses and risks related to the adequacy of our insurance coverage for such matters; (e) the effect of changes in interest rates; (f) the effect of fluctuations in currency exchange rates upon our foreign operations; (g) the effect of non-currency risks of investing in and conducting operations in foreign countries, including those relating to domestic and international political, social, economic and regulatory factors; (h) risks and uncertainties associated with our ongoing acquisition and divestiture activities; (i) risks related to the adequacy of our contingent liabilities, including for asbestos-related claims; and (j) other risks detailed in our filings with the Securities and Exchange Commission, including the risk factors set forth in our Annual Report on Form 10-K for the year ended May 31, 2008, as the same may be updated from time to time. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

CONSOLIDATED STATEMENTS OF INCOME
IN THOUSANDS, EXCEPT PER SHARE DATA
(UNAUDITED)

	Three Months Ended
	August 31,
	2008	2007

Net Sales	$985,465	$930,339
Cost of sales	581,876	546,437

Gross profit	403,589	383,902
Selling, general & administrative expenses	292,690	271,035
Interest expense, net	10,586	12,718

Income before income taxes	100,313	100,149
Provision for income taxes	30,796	31,881

Net Income	$69,517	$68,268

Basic earnings per share of common stock	$0.56	$0.57

Diluted earnings per share of common stock	$0.54	$0.53

Average shares of common stock outstanding — basic	124,935	119,677

Average shares of common stock outstanding — diluted	130,188	130,026

SUPPLEMENTAL SEGMENT INFORMATION
IN THOUSANDS
(UNAUDITED)

	Three Months Ended
	August 31,
	2008	2007

Net Sales:
Industrial Segment	$697,582	$608,600
Consumer Segment	287,883	321,739

Total	$985,465	$930,339

Income Before Income Taxes (a):
Industrial Segment
Income Before Income Taxes (a)	$91,512	$79,652
Interest (Expense), Net	(59)	(742)

EBIT (b)	$91,571	$80,394

Consumer Segment
Income Before Income Taxes (a)	$33,265	$42,851
Interest (Expense), Net	(1,342)	(856)

EBIT (b)	$34,607	$43,707

Corporate/Other
(Expense) Before Income Taxes (a)	$(24,464)	$(22,354)
Interest (Expense), Net	(9,185)	(11,120)

EBIT (b)	$(15,279)	$(11,234)

Consolidated
Income Before Income Taxes (a)	$100,313	$100,149
Interest (Expense), Net	(10,586)	(12,718)

EBIT (b)	$110,899	$112,867

(a)	The presentation includes a reconciliation of Income Before Income Taxes, a measure defined by Generally Accepted Accounting Principles (GAAP) in the United States, to EBIT.

(b)	EBIT is defined as earnings before interest and taxes. We evaluate the profit performance of our segments based on income before income taxes, but also look to EBIT as a performance evaluation measure because interest expense is essentially related to corporate acquisitions, as opposed to segment operations. We believe EBIT is useful to investors for this purpose as well, using EBIT as a metric in their investment decisions. EBIT should not be considered an alternative to, or more meaningful than, operating income as determined in accordance with GAAP, since EBIT omits the impact of interest and taxes in determining operating performance, which represent items necessary to our continued operations, given our level of indebtedness and ongoing tax obligations. Nonetheless, EBIT is a key measure expected by and useful to our fixed income investors, rating agencies and the banking community all of whom believe, and we concur, that this measure is critical to the capital markets’ analysis of our segments’ core operating performance. We also evaluate EBIT because it is clear that movements in EBIT impact our ability to attract financing. Our underwriters and bankers consistently require inclusion of this measure in offering memoranda in conjunction with any debt underwriting or bank financing. EBIT may not be indicative of our historical operating results, nor is it meant to be predictive of potential future results.

CONSOLIDATED BALANCE SHEETS
IN THOUSANDS

	August 31, 2008	August 31, 2007	May 31, 2008
	(Unaudited)	(Unaudited)

Assets
Current Assets
Cash and short-term investments	$201,368	$159,843	$231,251
Trade accounts receivable	758,326	695,089	841,795
Allowance for doubtful accounts	(22,626)	(19,862)	(24,554)

Net trade accounts receivable	735,700	675,227	817,241
Inventories	509,314	471,660	476,149
Deferred income taxes	37,620	37,489	37,644
Prepaid expenses and other current assets	207,441	202,033	221,690

Total current assets	1,691,443	1,546,252	1,783,975

Property, Plant and Equipment, at Cost	1,045,614	976,253	1,054,719
Allowance for depreciation and amortization	(562,461)	(511,066)	(556,998)

Property, plant and equipment, net	483,153	465,187	497,721

Other Assets
Goodwill	890,211	836,768	908,358
Other intangible assets, net of amortization	370,256	350,132	384,370
Other	183,102	99,481	189,143

Total other assets	1,443,569	1,286,381	1,481,871

Total Assets	$3,618,165	$3,297,820	$3,763,567

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$338,064	$314,862	$411,448
Current portion of long-term debt	7,041	102,322	6,934
Accrued compensation and benefits	96,151	90,191	151,493
Accrued loss reserves	72,002	68,260	71,981
Asbestos-related liabilities	65,000	53,000	65,000
Other accrued liabilities	134,846	136,041	139,505

Total current liabilities	713,104	764,676	846,361

Long-Term Liabilities
Long-term debt, less current maturities	965,423	921,734	1,066,687
Asbestos-related liabilities	478,709	278,445	494,745
Other long-term liabilities	174,545	162,579	192,412
Deferred income taxes	24,472	27,023	26,806

Total long-term liabilities	1,643,149	1,389,781	1,780,650

Total liabilities	2,356,253	2,154,457	2,627,011

Stockholders’ Equity
Preferred stock; none issued
Common stock (outstanding 129,101; 121,299; 122,189)	1,291	1,213	1,222
Paid-in capital	772,841	589,120	612,441
Treasury stock, at cost	(29,691)	(3,474)	(6,057)
Accumulated other comprehensive income	44,916	38,689	101,162
Retained earnings	472,555	517,815	427,788

Total stockholders’ equity	1,261,912	1,143,363	1,136,556

Total Liabilities and Stockholders’ Equity	$3,618,165	$3,297,820	$3,763,567

CONSOLIDATED STATEMENTS OF CASH FLOWS
IN THOUSANDS
(UNAUDITED)

	Three Months Ended August 31,
	2008	2007
Cash Flows From Operating Activities:
Net income	$69,517	$68,268
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16,385	15,449
Amortization	5,824	5,429
Deferred income taxes	(2,108)	10,188
Earnings of unconsolidated affiliates	(436)	(455)
Changes in assets and liabilities, net of effect from purchases and sales of businesses:
Decrease in receivables	83,267	69,032
(Increase) in inventory	(31,922)	(33,038)
(Increase) in prepaid expenses and other current and long-term assets	(1,259)	(9,157)
(Decrease) in accounts payable	(74,736)	(70,141)
(Decrease) in accrued compensation and benefits	(55,342)	(42,364)
Increase (decrease) in accrued loss reserves	21	(4,919)
Increase (decrease) in other accrued liabilities	(14,483)	16,450
Payments made for asbestos-related claims	(16,037)	(22,823)
Other	8,979	(4,950)

Cash (Used For) Operating Activities	(12,330)	(3,031)

Cash Flows From Investing Activities:
Capital expenditures	(12,199)	(5,514)
Acquisition of businesses, net of cash acquired	(1,849)	(3,387)
Purchase of marketable securities	(29,924)	(26,129)
Proceeds from sales of marketable securities	29,110	25,667
Other	7,910	374

Cash (Used For) Investing Activities	(6,952)	(8,989)

Cash Flows From Financing Activities:
Additions to long-term and short-term debt	49,373	34,695
Reductions of long-term and short-term debt	(813)	(830)
Cash dividends	(24,751)	(21,170)
Repurchase of stock	(24,585)	(3,474)
Exercise of stock options, including tax benefit	1,086	2,419

Cash From Financing Activities	310	11,640

Effect of Exchange Rate Changes on Cash and Short-Term Investments	(10,911)	1,207

Net Change in Cash and Short-Term Investments	(29,883)	827

Cash and Short-Term Investments at Beginning of Period	231,251	159,016

Cash and Short-Term Investments at End of Period	$201,368	$159,843